Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the incorporation by reference in Valhi, Inc.'s (i) Registration Statement on Form S-8 (Nos. 33-53633, 33-48146, 33-41507 and 33-21758) and related Prospectus pertaining to the Valhi, Inc. 1987 Incentive Stock Option - Stock Appreciation Rights Plan and (ii) Registration Statement on Form S-8 (No. 333-48391) and related Prospectus pertaining to the Valhi, Inc. 1997 Long-Term Incentive Plan, of our report dated March 16, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Titanium Metals Corporation, which appears in Titanium Metals Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Annual Report on Form 10-K of Valhi, Inc.




                                                 PricewaterhouseCoopers LLP


Denver, Colorado
March 30, 2005